UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Hammarlund Way – Tech 3 Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.   Entry into a Material Definitive Agreement

On May 24, 2018, Towerstream Corporation (the “Company”) and its subsidiaries Towerstream I Inc., Hetnets Tower Corporation, Omega Communications Corporation, Alpha Communications Corporation and Towerstream Houston, Inc. entered into a First Amendment (the “Amendment”) to the Second Amended and Restated Forbearance to Loan Agreement (the “Forbearance Agreement”) with Melody Business Finance LLC (“Melody”) and the majority lenders under the loan agreement (the “Loan Agreement”) entered into on October 16, 2014 by and among the Company, certain of its subsidiaries, Melody and the lenders party thereto.

Pursuant to the Amendment, the parties determined to, among other things, extend the compliance period for certain covenants in the Forbearance Agreement to May 31, 2018 from April 30, 2018 and to revise the milestones for a proposed sale of the Company as set forth therein. The Amendment is effective as of May 15, 2018.

Also on May 24, 2018, in accordance with the terms of the Forbearance Agreement, the Company and certain of the lenders entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the lenders exchanged warrants held by them to purchase an aggregate of 2,400 shares of common stock (as adjusted for the Company’s 1:20 and 1:75 reverse splits effected in July 2016 and September 2017) for an aggregate of 100 shares of the Company’s newly authorized Series I Preferred Stock (the “Series I Preferred Stock”). The terms of the Exchange Agreement and Series I Preferred Stock were determined by arms-length negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreement. Such exchange was conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and Series I Preferred Stock issuable pursuant to the Exchange Agreement and the shares of common stock issuable upon conversion of the Series I Preferred Stock will be issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The foregoing description of the Amendment and the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment and Exchange Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2018 the Company adopted a management incentive plan pursuant to which it shall pay up to $2,000,000 in cash bonuses (subject to withholding and deductions) to officers, directors and employees upon either a sale of the Company or a sale of its assets in each case that results in the payment in full of the obligations due to the Lenders under the Loan Agreement (a “Triggering Sale”). Payments under the management incentive plan shall pay participants an aggregate of $1,000,000 upon a Triggering Sale plus up to an additional aggregate of $1,000,000 to be earned proportionately for a Triggering Sale in which the implied enterprise value of the Company based on the consideration paid in such Triggering Sale increases from a minimum of $45,000,000 to a maximum of $55,000,000.

The following cash bonuses will be earned and paid to eligible participants in accordance with the management incentive plan upon the consummation of a Triggering Sale:

a.	Ernest Ortega, Chief Executive Officer, will receive a lump sum cash payment of $360,000;
b.	Arthur Giftakis, Chief Operating Officer, will receive a lump sum cash payment of $205,000;
c.	John Macdonald, Chief Financial Officer, will receive a lump sum cash payment of $60,000;
d.	Named employees will share in a $225,000 bonus pool; and
e.	The Company’s three current non-executive directors, Philip Urso, Howard Haronian and William Bush, will each receive a lump sum cash payment of $50,000 for an aggregate payment of $150,000.

The following aggregate maximum incremental cash bonuses will be earned and paid to eligible participants in accordance with the Management Incentive Plan upon the consummation of a Triggering Sale, the aggregate purchase price for which implies an enterprise value for the Company of at least $55,000,000, and the amounts of maximum incremental cash bonuses will be reduced proportionately for each $100,000 that the implied enterprise value for the Company is less than $55,000,000 but equal to or greater than $45,000,000. No incremental cash bonuses will be earned and paid to eligible participants if the aggregate purchase for a Triggering Sale implies an enterprise value of less than $45,000,000.

a.	Ernest Ortega, Chief Executive Officer, will receive an additional lump sum cash payment of up to $350,000;
b.	Arthur Giftakis, Chief Operating Officer, will receive an additional lump sum cash payment of up to $200,000;

c.	John Macdonald, Chief Financial Officer, will receive an additional lump sum cash payment of up to $100,000;
d.	Named employees will share in an additional bonus pool of up to $200,000; and
e.

The Company’s three current non-executive directors, Philip Urso, Howard Haronian and William Bush, will each receive an additional lump sum cash payment of up to $50,000 for an additional aggregate payment of up to $150,000.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2018, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of Preferences, Rights and Limitations of Series I Preferred Stock (the “Series I Certificate of Designations”), designating 100 shares of preferred stock as Series I Preferred Stock. Shares of Series I Preferred Stock are not convertible into common stock.

In the event of a liquidation or fundamental transaction, a holder of Series I Preferred Stock shall be redeemed and shall be entitled to receive, per share of Series I Preferred Stock, in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), a one-time redemption payment in full satisfaction of all obligations to the holder and in cancellation of the Series I Preferred Stock equal to the quotient of (i) the product of (x) the remainder of Liquidation Funds available for distribution (including any deferred amounts) minus: (A) distribution or payment in full to the holders of the Company’s Series G Convertible Preferred Stock of the liquidation preference amount in accordance with the rights and designations of such series of Senior Preferred Stock, (B) distribution or payment to the holders of the Company’s Series H Convertible Preferred Stock of the liquidation preference amount in accordance with the rights and designations of such series of Senior Preferred Stock; (C) $1,025,437 to be reserved for junior stock holders as their interests appear; and (D) up to $2 million in payments under the 2018 Management and Key Employee Incentive Plan adopted by the Company’s

All shares of capital stock of the Company (when and if issued), except for shares of Series G Convertible Preferred Stock and shares of Series H Convertible Preferred Stock outstanding as of May 24, 2018, shall be junior in rank to all shares of Series I Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution, winding-up or fundamental transaction (as defined in the Series I Certificate of Designations) of the Company.

Holders of the Series I Preferred Stock shall have no voting rights except with respect to, and in each case each holder shall be entitled to one vote for each share of Series I Preferred Stock held by such holder: (i) amending, altering or repealing any provision of the Certificate of Incorporation (including the Certificate of Designation) of the Company, if the amendment, alteration or repeal of the Certificate of Incorporation would adversely affect the rights, preferences, powers or privileges of the Series I Preferred Stock or (ii) creating, authorizing, issuing or increasing the authorized or issued amount of any class or series of any of the Company’s equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of any of the Company’s equity securities, which would constitute senior preferred stock or parity stock or reclassify any authorized stock of the Company into any such stock, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such stock. In each such case, at least a majority of the outstanding shares of Series I Preferred Stock shall vote in favor of such proposal.

The foregoing description of the Series I Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Series I Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series I Preferred Stock
10.1	First Amendment to the Second Amended and Restated Forbearance to Loan Agreement
10.2	Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: May 31, 2018	By:	/s/ Ernest Ortega
Ernest Ortega
Chief Executive Officer